                                                                     EXHIBIT 4.5


                      [Banner Aerospace, Inc. Letterhead]


                      FORM OF SUBSCRIPTION AGENT AGREEMENT





                                                   Date:  ____________________




Harris Trust Company of New York
77 Water Street - 4th Floor
New York, New York  10005

Attn.:   Reorganization Department

Ladies and Gentlemen:

                 Banner Aerospace, Inc., a Delaware corporation (the "Company"), is making an offer to issue (the "Rights Offering") to the holders of record of its outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), at 5:00 p.m. on _____________, 1997 (the "Record Date"),
the right to subscribe for and purchase (each a "Right") shares of Series A Convertible Paid-in-Kind Preferred Stock, par value $.01 per share (the "Preferred Stock") at a purchase price of $9.20 per share (the "Subscription Price"), payable in U.S. funds by certified check, bank draft or money order payable at par (without deduction for bank service charges or otherwise), upon the terms and conditions set forth herein. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering, and the term "Subscription" shall mean any such submission. The Rights Offering will expire at 5:00 p.m., New York City Time, on _____________, 1997 (the "Expiration Date"), unless the Company shall have extended the period of time for which the Rights Offering is open, in which event the term "Expiration Date" shall mean the latest time and date, but in no event later than ___________, 1997, at which the Rights Offering, as so extended by the Company from time to time, shall expire.

                 The Company filed a Registration Statement relating to the Preferred Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 24, 1997. Said Registration Statement, as amended, was declared effective on ____________, 1997. The terms of the Preferred Stock are more fully described in the Prospectus forming part of the

Registration Statement as it was declared effective, and the instructions (the "Letter of Instructions") attached to the Subscription Certificate (as defined below) which shall accompany the Prospectus, both of which are incorporated herein by reference and made a part hereof as if set forth herein. Copies of the Prospectus, the Letter of Instruction and the Notice of Guaranteed Delivery are annexed hereto as Exhibit 1, Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").

                 The Rights are evidenced by non-transferable subscription certificates (the "Subscription Certificates"), a copy of the form of which is annexed hereto as Exhibit 4. The Subscription Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Preferred Stock at the rate of one share for each Right evidenced by a Subscription Certificate (the "Subscription Privilege"). No fractional Rights will be issued; however, one Right will be issued in lieu of any fractional Right to which a holder would otherwise be entitled. Reference is made to the Prospectus for a complete description of the Rights Offering.

                 The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Rights Offering and agrees with you as follows:

                 1) As Subscription Agent, you are authorized and directed to:

                 (A) Issue the Subscription Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Subscription Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

                 (B)      On ____________, 1997:

                          (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Subscription Certificate, with a Letter of Instructions attached thereto, evidencing the Rights to which such stockholder is entitled under the Rights Offering, (ii) a copy of the Prospectus, (iii) a Notice of Guaranteed Delivery and (iv) a return envelope addressed to the Subscription Agent; and

                          (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O.

                 address (i) a copy of the Prospectus, (ii) a Notice of Guaranteed Delivery and (iii) a Letter of Instruction (different from the Letter of Instruction sent to stockholders whose address of record is within the United States and Canada). You shall refrain from mailing Subscription Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Subscription Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on _____________, 1997.

                 (C) Mail or deliver a copy of the Prospectus with certificates for shares of Preferred Stock when such are issued to persons other than the registered holder of the Subscription Certificate.

                 (D) Instruct investors and stockholders to contact Corporate Investor Communications, Inc. (the "Information Agent") at 111 Commerce Road, Carlstadt, New Jersey 07072-2586; Tel. (800) 932-8494 for additional copies of the Prospectus or additional information.

                 (E) Accept Subscriptions upon the due exercise of Rights (including payment of the Subscription Price) on or prior to the Expiration Date in accordance with the terms of the Subscription Certificates and the Prospectus.

                 (F) Subject to the next sentence, accept Subscriptions from stockholders whose Subscription Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of shares of Preferred Stock Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Subscription Certificates and you shall withhold delivery of the shares of Preferred Stock Subscribed for until after the Subscription Certificates have expired and it has been determined that the Rights evidenced by the Subscription Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

                 (G) Accept Subscriptions, without further authorization or direction from the Company,

                          (a) if the Subscription Certificate is executed by the registered stockholder named on the face of the Subscription Certificate, provided that persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to act;

                          (b) if executed by a person other than the registered stockholder named on the face of the Subscription Certificate and accompanied by proper evidence of authority of the person executing the Subscription Certificate unless, for good cause, the Subscription Agent dispenses with proof of authority; or

                          (c) if the subscriber specifies special payment or delivery instructions pursuant to Part II of the Subscription Certificate and the signatures on the Subscription Certificate are guaranteed by an Eligible Institution (as defined below).

                 (H) Accept Subscriptions not accompanied by Subscription Certificates if submitted by a member firm of any United States national securities exchange or of the National Association of Securities Dealers, Inc. or another national securities exchange or by a financial institution having an office in the United States (each an "Eligible Institution") together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Preferred Stock Subscribed for.

                 (I) Accept Subscriptions even though unaccompanied by Subscription Certificates, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus under the heading "DESCRIPTION OF THE RIGHTS OFFERING--Subscription for Preferred Stock".

                 (J) Refer to the officers set forth on Exhibit B for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Date, Subscriptions not authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Subscription Certificates.

                 (K)      Upon acceptance of a Subscription:

                          (a) hold all monies received in a special account for the benefit of the Company. All earnings or interest on any amounts held in such account shall be paid to the Company. Promptly following the Expiration Date you shall distribute to the Company the funds in such account and issue certificates for shares of Preferred Stock issuable with respect to Subscriptions which have been accepted.

                          (b) advise the Company daily by telecopy and confirm by hard copy to:

                       Banner Aerospace, Inc.
                       300 West Service Road
                       Washington, D.C.  20041
                       Telefax:  (703) 478-5795
                       Attn:  Warren D. Persavich (the "Company Representative")

                 as to the total number of shares of Preferred Stock Subscribed for, total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at
                 (703) 478-5780, confirmed by telecopy, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

                          (c) as promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Date, advise the Company Representative in accordance with (b) above of the number of shares of Preferred Stock Subscribed for, the number of Subscription guarantees received and the number of shares of Preferred Stock unsubscribed for.

                 (L) Upon completion of the Rights Offering, you shall requisition certificates from Harris Trust and Savings Bank, in its capacity as transfer Agent (the "Transfer Agent"), for the Preferred Stock for shares of Preferred Stock Subscribed for.

                 2) You will follow your regular procedures to attempt to reconcile any discrepancies between the number of shares of Preferred Stock that any Subscription Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Preferred Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any shares of Preferred Stock to such stockholder.

                 3) You will examine the Subscription Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the applicable Letter of Instruction. In the event you determine that any Subscription Certificate does not appear to you to have been properly completed or executed, or where the Subscription Certificates do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from one of the representatives of the Company named in Exhibit B hereto the Subscription Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Subscription Certificate has been cured or waived and that such Subscription Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing stockholder as soon as practicable (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Subscription Certificates or by registered mail insured separately for the value of such Subscription Certificates) to such stockholder's address as set forth in the Subscription any Subscription Certificates surrendered in connection therewith and any other documents received with such Subscription Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Subscription Certificates and other documents.

                 4) Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

                 5) (a) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Preferred Stock to permit the exercise in full of all Rights issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent for the Preferred Stock to issue certificates evidencing the appropriate number of shares of Preferred Stock as required from time to time in order to effectuate the Subscriptions.

                 (b) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Preferred Stock issuable upon the exercise of the Subscription Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Preferred Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

                 (c) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Subscription Certificates or the issuance, sale, transfer and delivery of Preferred Stock issued upon exercise of Subscription Certificates.

                 6) If certificates representing shares of Preferred Stock are to be delivered by you to a person other than the person in whose name a surrendered Subscription Certificate is registered, you will issue no certificate for Preferred Stock until the Subscription Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Preferred Stock in a name other than that of the registered holder of the Subscription Certificate surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

                 7) Should any issue arise regarding Federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

                 8) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Subscription Certificate or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 10, 12, and 13 of this Agreement shall survive any termination of this Agreement.

                 9)       As agent for the Company hereunder you:

                 (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

                 (b) shall have no obligation to issue any shares of Preferred Stock unless the Company shall have provided a sufficient number of certificates for such Preferred Stock;

                 (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any Subscription Certificates surrendered to you hereunder or shares of Preferred Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering;

                 (d) shall not be obligated to take any legal action hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;





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
                 (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

                 (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

                 (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

                 (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of the representatives of the Company named in Exhibit B;

                 (i) may consult with counsel satisfactory to you, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

                 (j) may perform any of your duties hereunder either directly or by or through agents or attorneys; and

                 (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

                 10) In the event any question or dispute arises with respect to the proper interpretation of the Rights Offering or your duties hereunder or the rights of the Company or of any stockholders surrendering Subscription Certificates pursuant to the Rights Offering, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such stockholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

                 11) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

                 12) Whether or not any Subscription Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Exhibit A hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel.

                 13) The Company covenants and agrees to indemnify and hold you harmless against any reasonable costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by you or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions as Subscription Agent pursuant hereto; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own negligence, misconduct or bad faith or that of any employees, agents, attorneys or independent contractors used by you in connection with performance of your duties as Subscription Agent hereunder. In no case shall the Company be liable under this indemnity with respect to any action, proceeding, suit or claim against you unless the Company shall be notified by you, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of any action, proceeding, suit or claim made or commenced against you promptly after you shall have been served with the summons or other first legal process or have received the first written assertion giving information as to the nature and basis of the action, proceeding, suit or claim, but failure so to notify the Company shall not release the Company of any liability which it may otherwise have on account of this Agreement. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim.

                 14) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

                 15) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) the making and consummation of the Rights Offering and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a material breach of or constitute a material default under the certificate of incorporation or bylaws of the Company or





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
any indenture, agreement or instrument to which it is a party or is bound; (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws of general applicability affecting the enforcement of creditors rights generally, and except that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; (d) the Rights Offering will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Rights Offering.

                 16) In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

                 17) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

                 18) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to Harris Trust Company of New York, 77 Water Street, New York, New York 10005, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

                 19) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

                 20) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

                 Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this





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
Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                                        Very truly yours,

                                        BANNER AEROSPACE, INC.


                                        By:
                                           ----------------------------------
                                              Name:
                                              Title:

                                              Address for notices:

                                              Banner Aerospace, Inc.
                                              300 West Services Road
                                              Washington, DC  20041
                                              Fax: (703) 478 5795


Accepted as of the date
above first written:

HARRIS TRUST COMPANY OF NEW YORK,
AS SUBSCRIPTION AGENT


By:
   -----------------------------
   Name:
   Title:

                        HARRIS TRUST COMPANY OF NEW YORK


Exhibit 1                 Prospectus
Exhibit 2                 Letter of Instruction
Exhibit 3                 Notice of Guaranteed Delivery
Exhibit 4                 Form of Subscription Certificate


                                   EXHIBIT A

                        HARRIS TRUST COMPANY OF NEW YORK


                                Schedule of Fees

                                       as

                     Subscription Agent in connection with
                        the Subscription Agent Agreement


                                                                               <C
  I.     Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,500.00

 II.     Exercise of Rights, each . . . . . . . . . . . . . . . . . . . . . . . . . .   $8.00

 III.    Processing Exercises for oversubscription, each  . . . . . . . . . . . . . . . $4.50

 IV.     Special Handling items (legal items,
         correspondence items and special requests), each . . . . . . . . . . . . . . . $7.50

  V.     Special Services, including initial
         and follow-up mailings . . . . . . . . . . . . . . . . . . . . . . . . By  Appraisal

 VI.     Out-of-pocket expenses, including
         overtime and microfilming of
         Subscription Certificates and attached
         documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Additional

                                   EXHIBIT B

                      [Banner Aerospace, Inc. Letterhead]



Name                     Position                       Specimen Signatures
----                     --------                       -------------------
Warren D. Persavich      Senior Vice-President and
                         Chief Financial Officer

Eugene W. Juris          Vice-President - Finance
                         and Secretary